PARTICIPATION AGREEMENT

This agreement (the “Agreement”) is made this 1st day of July, 2025, by and between SunAmerica Series Trust, an open-end management investment company organized as a statutory trust under Massachusetts law (the “Trust”), Corebridge Capital Services, Inc., a Delaware corporation, which is the principal underwriter for the Trust (the “Underwriter”), and Nassau Life Insurance Company, a life insurance company organized under the laws of the state of New York (the “Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as that schedule may be amended from time to time (each, an “Account,” and, collectively, the “Accounts”).

W I T N E S S E T H:

WHEREAS, the Trust has registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the beneficial interest in the Trust is divided into several series of shares (“Shares”), each series representing an interest in a particular managed portfolio of securities and other assets (each, a “Portfolio,” and, collectively, the “Portfolios”); and

WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for life insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies that have entered into a participation agreement with the Trust (“Participating Insurance Companies”); and

WHEREAS, the Company desires to purchase, directly on behalf of the Accounts, the Shares, and classes of Shares, of the Portfolios, consistent with the terms of the prospectuses of the Portfolios, solely for the purpose of funding benefits of the Company’s variable life insurance policies and/or variable annuity contracts (the “Contracts”) that are identified on Schedule B.

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Underwriter and the Company agree as follows:

ARTICLE I

Sale of Shares

1.1.    Availability of Shares.

(a)

The Company is hereby appointed by the Trust as its designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to Accounts that invest in Shares of the Portfolios.

(b)

The Trust will make Shares of the Portfolios available to the Accounts for the benefit of the Contracts at the net asset value per Share next computed after the Trust (or its agent) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the relevant Portfolio. All such orders are subject to acceptance by the Underwriter and by the Portfolio or its transfer agent, and become effective only upon confirmation by the Underwriter. Notwithstanding the foregoing, the Trust’s Board of Trustees (the “Board”) may refuse to sell Shares of any Portfolio to any person, or may suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board, such action is deemed to be in the best interests of the shareholders of such Portfolio.

1.2.   Purchases and Redemptions of Shares.

(a)

Section 1.3 of this Agreement shall govern and Section 1.4 shall not be operative, unless the Trust and the Underwriter receive from the Company written notice that the Company desires to communicate, process and settle purchases and redemptions for Shares (collectively, “Share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (“NSCC”) (such processing referred to herein as, “NSCC processing”). After giving ten (10) days’ advance written notice of the Company’s desire to use NSCC processing, Section 1.4 of this Agreement shall govern and Section 1.3 shall not be operative.

(b)

At any time when, pursuant to the preceding paragraph, Section 1.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of NSCC processing and return to manual handling of Share transactions. After giving ten (10) days’ advance written notice, Section 1.3 of this Agreement shall govern and Section 1.4 shall not be operative.

(c)

The procedures set forth in this Agreement for purchases and redemptions of a Portfolio’s Shares are subject to any additional terms in that Portfolio’s prospectus and statement of additional information and the requirements of applicable law.

1.3.   Manual Processing Procedures.

(a)	The Company shall submit payment for the purchase of Shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian.

(b)	The Underwriter reserves the right not to accept any specific order or part of any order for the purchase or exchange of Shares if not deemed to be in proper form.

1.4.   NSCC Processing Procedures.

(a)

“Fund/SERV” shall mean NSCC’s Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC’s system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Trust or the Company, as applicable, to perform such settlement services on behalf of the Trust and the Company, as applicable, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

(b)

“Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

(c)

The Company will wire payment for net purchase orders by the Trust’s NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Company in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC.

(d)

The Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of Shares through Fund/SERV if not deemed to be in proper form; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be “confirmed” by the Underwriter, but rather shall be accepted for redemption in accordance with Section 1.4(e) below.

(e)

If on any specific day the Company or the Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to the Company or the Trust, as applicable, as is otherwise provided in Section 1.3 of this Agreement; provided, however, that the Trust and the Underwriter must receive written notification from the Company by 9:00 a.m., Eastern Time on any day that the Company wishes to transmit such orders and/or make such payments directly to the Trust.

(f)

In the event that the Company or the Trust and the Underwriter are unable to or prohibited from electronically communicating, processing or settling Share transactions via Fund/SERV, the Company or the Trust or the Underwriter shall notify the other, including providing the notification provided above in Section 1.4(e). After all parties have been notified, the Company and the Trust and the Underwriter shall submit orders using manual transmissions as are otherwise provided in Section 1.3 of this Agreement.

(g)

The Company and the Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met, and will continue to meet, all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC.

1.5.   Calculation of Net Asset Value. The Trust shall calculate the net asset value per share of each Portfolio on each Business Day.

1.6.   Redemptions. The Trust will redeem any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the applicable Portfolio. The Trust shall make payment for such Shares in the manner it establishes from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

1.7.   Book Entry. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.8.   Dividends and Distributions. The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable to the Accounts on the Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on Shares of a Portfolio in additional Shares of that Portfolio, and the Company reserves the right to change this election in the future. The Trust will notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.9.   Pricing Errors. Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws. An error shall be deemed “material” based on the Trust’s interpretation of applicable law.

1.10.   Disruptive Trading. Without limiting the other provisions of this Article I, among other delegations by the Board, the Board has determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with inappropriate short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the Trust’s registration statement, and the Company understands that the Trust, the Underwriter and the Trust’s transfer agent may adopt procedures and take other actions (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. The Company agrees that its purchases and redemptions of Shares are subject to, and that it will assist the Trust in implementing, the Trust’s policies and procedures (as described in the Trust’s registration statement) and the Trust’s restrictions on inappropriate short term trading activity and/or purchase and redemption activity that is market timing. The Company further agrees to cooperate fully in the implementation and fulfillment of the Trust’s obligations pursuant to Rule 22c-2 under the 1940 Act.

ARTICLE II

Obligations and Expenses of the Parties

2.1.   Allocation of Expenses and Provision of Documents.

(a)

All expenses incident to each party’s performance of this Agreement shall be paid by the respective party. For the avoidance of doubt, the Trust shall bear the costs of registering and qualifying Shares, and of preparing and filing the Trust’s registration statement, the Portfolios’ prospectuses, Trust-sponsored proxy materials (or similar materials such as Trust voting instruction solicitation materials), the Portfolios’ reports to shareholders, and all Trust statements and notices required by federal or state law. For the avoidance of doubt, the Company shall bear the costs of registering the Contracts for sale; registering and qualifying the Accounts; preparing and filing each Account’s registration statement, the Contracts’ prospectuses, Company-sponsored proxy materials and voting solicitation instructions, the Contracts’ annual and semi-annual reports, and all statements and notices required by federal or state law; and printing and mailing costs associated with the delivery of the foregoing documents as well as, but not limited to, any private placement memoranda, Contract applications, and sales literature or other promotional materials. The Company shall also bear the responsibility and corresponding expense for administrative and support services for Contract owners.

(b)

At the Company’s election and subject to applicable law, the Company may meet any delivery obligation under Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”), to have a statutory prospectus precede or accompany the carrying or delivery of a Portfolio security by relying on (and complying with) the requirements of paragraph (j) of Rule 498A under the 1933 Act for “on-line” delivery. In addition, at the Company’s election and subject to applicable law, the Company may rely on the SEC’s enforcement position on discontinued variable contracts, as it relates to modernized alternative disclosures, for on-line delivery of a Portfolio’s statutory prospectus, as set forth in the SEC Release titled Updated Disclosure Requirements and Summary Prospectus for Variable Annuity and Variable Life Insurance Contracts, Release Nos. 33–10765, 34–88358, IC–33814 (Mar. 11, 2020).

(c)

The Trust shall provide the Company with copies of the following documents (collectively, the “Portfolio Documents”) for each Portfolio with respect to which the Company elects on-line delivery as described in Section 2.1(b) so that the Company can post the materials to its website (the “Company Website”) in compliance with applicable law: (i) current summary prospectus, (ii) current statutory prospectus, (iii) current statement of additional information, (iv) most recent annual report, and (v) most recent semi-annual report, each in the electronic format required by Rule 498A. The Trust shall provide the materials specified in (i), (ii) and (iii) above to the Company on a timely and continuous basis (to facilitate the required website posting) and provide updated versions as necessary, in order to facilitate a continuous offering of the Shares and the Contracts. The Trust shall provide the materials specified in (iv) and (v) above to the Company within a reasonable time before such shareholder report is required to be posted to the Company Website. In order for the Company to ensure that the Trust Documents are kept current (up-to-date) and posted for the duration or period required by applicable law, and to facilitate a continuous offering of the Shares and the Contracts, the Trust shall promptly provide to the Company any amendments or supplements to the Trust Documents.

(d)

At the Company’s election and subject to applicable law, the Company may rely on Rule 30e-3 under the 1940 Act to satisfy its delivery obligations under Rule 30e-2 under the 1940 Act for Trust shareholder reports. The Trust shall provide the Company with the following materials so that the Company can post the materials to the Company Website in compliance with Rule 30e-3 under the 1940 Act: (i) each Portfolio’s most recent annual report and semi-annual report, in the electronic format required by Rule 30e-3, if not otherwise provided pursuant to Section 2.1(c) above; (ii) complete portfolio holdings information from shareholder reports for the Portfolios containing a summary schedule of investments, pursuant to paragraph (b)(1)(iii) of Rule 30e-3; and (iii) portfolio holdings information for the Portfolios for the most recent first and third fiscal quarters, pursuant to paragraph (b)(1)(iv) of Rule 30e-3 (together with the complete portfolio holdings specified in (ii), the “Portfolio Holdings Information”). The Trust shall provide the materials specified in (i) above to the Company no later than five (5) days before such shareholder report is required to be posted to the Company Website. The Trust shall provide the Portfolio Holdings Information at a time that may be earlier than the date on which such Portfolio Holdings Information is publicly available by filing the Portfolio Holdings Information on Form N-PORT (the “Public Release Date”). The Company covenants that it will not make public any Portfolio Holdings Information prior to the Public Release Date and, further, that it will not trade on such information.

(e)

The Company assumes sole responsibility for ensuring that the Portfolio Documents and Portfolio Holdings Information are delivered to Contract owners in accordance with applicable federal and state securities laws. The Company shall also be responsible for: (i) preparing and providing the paper notice to its Contract owners in accordance with, and as required by, paragraphs (c) and (d) of Rule 30e-3 under the 1940 Act (the “Notice”); (ii) fulfilling ad hoc requests from Contract owners for a paper copy of any Portfolio Document or Portfolio Holdings Information, in accordance with applicable law; and (iii) fulfilling Contract owner elections to receive future Portfolio shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3.

(f)

The Trust shall also be responsible for the reasonable costs of providing any electronic files and printing of any paper copies of the Portfolio Documents, Portfolio Holdings Information and future Portfolio reports pursuant to subsections (ii) and (iii) of Section 2.1(e) above. The Trust shall provide the Company, at the Trust’s expense, with copies of each Portfolio’s Portfolio Documents and Portfolio Holdings Information in electronic form acceptable to the Company at the Trust’s expense once each year (or more frequently if supplemented or amended). The Trust shall not bear any costs of preparing, printing, recording, taping or disseminating sales literature or other promotional materials or the costs of printing and mailing to prospective Contract purchasers copies of any Portfolio Documents, Portfolio Holdings Information or other printed materials.

(g)	The Trust shall use reasonable efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and each investment adviser thereto, in such form as the Company may reasonably request, in connection with the preparation of the disclosure documents and annual and semi-annual reports pertaining to the Contracts, including as may be required for the Company to comply with Rule 498A under the 1933 Act and other applicable law.

(h)

The Company assumes sole responsibility for (i) maintaining all Trust Documents and Portfolio Holdings Information on the Company Website in the form provided by the Trust, (ii) promptly replacing such Trust Documents and Portfolio Holdings Information on the Company Website with all updates provided by the Trust, and (iii) ensuring that any web site posting on the Company Website, or other use of the Portfolio Documents and Portfolio Holdings Information, is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of Portfolio prospectuses. In addition, the Trust and the Underwriter are not responsible for any additional costs or additional liabilities that may be incurred as a result of the Company’s election to place Portfolio Documents and Portfolio Holdings Information on the Company Website, other than as expressly stated in this Agreement. The Company shall also make reasonable efforts to comply with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3 and paragraph (h)(4) of Rule 498A.

(i)

In the event of a proxy solicitation by the Trust (or by any Portfolio), the mailing of the proxy materials and the related tabulation of the results will be coordinated and paid for by the Trust or the applicable Portfolios. In order to assist the Trust in this process, the Company will provide to the Trust or its designated representative, at the Company’s own expense, adequate electronic files so that the Trust may make proper solicitations of Contract owners. The electronic files will be in a mutually acceptable format and will contain Contract owner information, mailing information and the number of Shares of each applicable Portfolio in which each Contract owner has an interest on the record date.

2.2.   Voting.

(a)

If and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Shares in accordance with the instructions received from Contract owners; and (iii) vote Shares owned by Accounts for which no instructions have been received from Contract owners in the same proportion as Shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Shares held in any Account in the Company’s own right, to the extent permitted by law.

(b)

So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company shall provide pass-through voting privileges to Contract owners whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote Shares of each Portfolio of the Trust held by an Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that Account for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Shares held to fund the Contracts without the Trust’s prior written consent, which consent may be withheld in the Trust’s sole discretion.

2.3.   Sales Material, Information and Trademarks.

(a)

“Sales Literature/ Promotional Material” includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or the Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials. “Disclosure Documents” shall mean each item of the following if prepared, approved or used by the Company and relating to a Contract, an Account, or a Portfolio, and any amendments or revisions to such document: registration statements, prospectuses, statements of additional information, private placement memoranda, retirement plan disclosure information or other disclosure documents or similar information, as well as any solicitation for voting instructions.

(b)

The Company may use the name of the Trust and trademarks and the logo of any investment adviser thereto in Sales Literature/Promotional Material as reasonably necessary to carry out the Company’s performance and obligations under this Agreement provided that the Company complies with the provisions of this Agreement. The Company agrees to abide by any reasonable use guidelines regarding use of such trademarks and logos that the Trust may give from time to time. The Company shall, as the Trust may request from time to time, promptly furnish, or cause to be furnished to the Trust or its designee, one complete copy of each item of the following: (i) Sales Literature/Promotional Material prepared, approved or used by the Company; and (ii) Disclosure Documents.

(c)

The Company and its agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or any investment adviser to a Portfolio, other than information or representations contained in and accurately derived from the registration statement for the Trust (as such registration statement may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by the Trust or the Underwriter for the Trust and provided by the Trust or its designee to the Company, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

(d)

The Company agrees, represents and warrants that it is solely responsible for any Sales Literature/ Promotional Material prepared by the Company and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the written information or materials provided to the Company by the Trust, Underwriter or a Portfolio, including the Trust’s prospectus and statement of additional information; and (c) be made available promptly to the Trust and the Underwriter upon their request. The Company agrees to file any Sales Literature/Promotional Material prepared by it with the Financial Industry Regulatory Authority (“FINRA”), or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that the Trust and the Underwriter will neither review nor approve for use any materials prepared by the Company and will not be involved in the preparation of, or have any responsibility for, any such materials prepared by the Company. The Company is not authorized to modify or translate any materials the Trust or the Underwriter have provided to the Company.

(e)

The Company shall promptly notify the Trust and the Underwriter of any written customer complaint or notice of any regulatory investigation or proceeding received by the Company relating to any Sales Literature/Promotional Material.

(f)

Other than naming the Company as a Trust shareholder, the Trust and the Underwriter shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by the Company for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with the Company’s written permission.

(g)

The Company shall furnish to the Trust and the Underwriter ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.

Section 2.4.   State Insurance Law Restrictions. The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Portfolio or the Trust or the Underwriter, and that neither the Trust nor the Underwriter shall bear any responsibility to the Company, other Participating Insurance Companies or any Contract owners for any such determination or the correctness of such determination. The Company has determined that the investment restrictions set forth in the current Portfolio prospectuses are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts’ investment therein. The Company shall notify the Trust of any additional applicable state insurance laws that restrict the Portfolios’ investments, or otherwise affect the operation of the Trust after the date of this Agreement.

ARTICLE III

Representations and Warranties

3.1.   Company. The Company represents and warrants that:

(a)	It is an insurance company duly organized and in good standing under the laws of its state of incorporation.

(b)

Each Account is a duly organized, validly existing segregated asset account under applicable insurance law, and interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Company will use its best efforts to continue to meet such definitional requirements and will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

(c)

Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the 1940 Act; or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, the Company will use its best efforts to maintain such exemption and will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

(d)

The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the 1933 Act; or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case the Company will make every effort to maintain such exemption and will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

(e)

The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and who are members in good standing of FINRA; (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) will be sold in compliance in all material respects with applicable suitability and standard of care requirements.

(f)

The Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and the Company will use its best efforts to maintain such treatment; the Company will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(g)	It will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.

(h)	It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.

(i)	Contracts will not be sold outside of the United States.

(j)

With respect to any Accounts that are exempt from registration under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof: (1) the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act or a person controlled (as defined in the 1940 Act) by such a broker or dealer; (2) the Shares of the Portfolios are and will continue to be the only investment securities held by the corresponding subaccounts; (3) with regard to each Portfolio, the Company, on behalf of the corresponding subaccount, will either (i) seek instructions from Contract owners with account value in such Accounts allocated to Shares of a Portfolio with regard to the voting of all proxies solicited in connection with the Portfolio and will vote those proxies only in accordance with those instructions, or (ii) vote such Shares held by it in the same proportion as the vote of all other holders of such Portfolio’s Shares; and (4) refrain from substituting shares of another security for Shares of the Portfolio held in such Account unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act or such substitution is otherwise permitted by applicable law.

(k)

It is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Company further represents that it has policies and procedures in place reasonably designed to detect money laundering and terrorist financing, including the reporting of suspicious activity.

3.2.   Trust. The Trust represents and warrants that:

(a)	It is duly organized and in good standing under the laws of the State of Massachusetts.

(b)	It is registered as an open-end management investment company under the 1940 Act.

(c)	Each class of Shares of the Portfolios is registered under the 1933 Act.

(d)	It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares.

(e)	It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.

(f)

It is currently qualified as a “regulated investment company” under Subchapter M of the Code, it will make every effort to maintain such qualification, and will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

(g)

It will use its best efforts to direct the investment adviser to each Portfolio to take all actions necessary to ensure that such Portfolio complies with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817-5, the Trust, or the investment adviser on behalf of the Trust, will notify the Company immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

(h)

If it utilizes summary prospectuses for a Portfolio, it (i) complies with the requirements of Rule 498 under the 1933 Act and any applicable SEC guidance regarding such Rule in connection with the offer and sale of Shares of such Portfolio, (ii) will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Portfolio Documents made directly to the Trust, the Underwriter or one of their affiliates, and (iii) shall provide the Company with at least thirty (30) days advance written notice of its intent to cease using any Portfolio’s summary prospectus.

(i)

It currently intends for one or more classes of Shares (each, a “Class”) to make payments to finance its distribution expenses, including service fees, pursuant to a plan (“Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act, although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to comply, in all material respects, with any then current SEC interpretations concerning Rule 12b-1 or any successor provisions.

3.3.   Underwriter. The Underwriter represents and warrants that:

It is duly organized and in good standing under the laws of the state of Delaware.

It is registered as a broker dealer with the SEC under the 1934 Act and is a member in good standing of FINRA.

ARTICLE IV

Indemnification

4.1.   Indemnification by the Company.

(a)

The Company agrees to indemnify and hold harmless the Underwriter, the Trust and each of its trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party” for purposes of this Section 4.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the indemnifying party’s written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition by the Accounts of the Shares or the Contracts and

1)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, the “Company Documents” for the purposes of this Section 4.1), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

2)

arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 4.2) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

3)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 4.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of the Company; or

4)	arise out of or as a result of any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

5)

arise out of or as a result of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

6)

arise out of or as a result of a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code; or

7)

arise out of or as a result of any failure by the Company to satisfy requirements, including but not limited to compliance with all applicable laws, relating to the Company’s electronic delivery of Trust documents or the Company’s making such documents available on-line.

(b)

The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable.

(c)

The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases the Company from any further obligations under this Section 4.1, the Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)

The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Shares or the Contracts or the operation of the Trust.

4.2.   Indemnification by the Trust.

(a)

The Trust agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party” for purposes of this Section 4.2) against any and all Losses to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition by the Accounts of the Shares and:

1)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, summary prospectus, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Underwriter or the Trust by or on behalf of the Company for use in the registration statement, summary prospectus or prospectus for the Trust or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Shares; or

2)

arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Documents or sales literature for the Contracts not supplied by the Trust or persons under its control) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Shares to the Accounts; or

3)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust; or

4)

arise out of or as a result of any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 3.2(f) and the diversification requirements specified above in Section 3.2(g)); or

5)

arise out of or as a result of any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of this Section 4.2. It is understood and expressly stipulated that neither the holders of Shares nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

(b)

The Trust shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)

The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 4.2, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)

The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against the Company or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account, or the sale or acquisition of Shares.

4.3.   Indemnification by the Underwriter.

(a)

The Underwriter agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party” for purposes of this Section 4.3) against any and all Losses to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition by the Accounts of the Shares and arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of this Section 4.3.

(b)

The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)

The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 4.3, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)

The Company agrees to promptly notify the Underwriter of the commencement of any litigation or proceedings against the Company or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of Shares.

ARTICLE V

Notices

Any notice shall be sufficiently given when sent by registered or certified mail or by overnight delivery with a nationally recognized courier (in each case, postage prepaid, return receipt requested), or by electronic delivery, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

If to the Trust: Seasons Series Trust 21650 Oxnard Street, Woodland Hills, CA 91367 Attention: President Email address: SaamcoLegal@corebridgefinancial.com	With a copy to: SunAmerica Asset Management, LLC 30 Hudson Street 16th Floor Jersey City, NJ 07302 Attention: General Counsel Email address: SaamcoLegal@corebridgefinancial.com

If to the Underwriter:

Christina Nasta

Corebridge Capital Services, Inc.

30 Hudson Street, 16th Floor

Jersey City, NJ 07302

Email address: christina.nasta@corebridgefinancial.com

If to the Company:

Corporate Compliance Department

Nassau Life Insurance Company

One American Row

Hartford, CT 06115

or, with respect to any such party, at such other address as such party may from time to time specify in writing to the other parties. The date of service of any notice shall be the date it is received by the recipient. Each of the parties hereto agrees that updates to the notice information set forth in this Article V may be given to the other parties without need for a formal amendment of this Agreement.

ARTICLE VI

Termination

6.1.   Termination by Mutual Agreement. This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, the Trust and the Underwriter shall, at the Company’s option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of such termination of this Agreement, pursuant to the terms and conditions of this Agreement.

6.2.   Termination by Any Party Upon Notice. This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days’ advance written notice delivered to the other parties. If this Agreement is so terminated, the Trust may, at its option, continue to make available additional Shares of any Portfolio and redeem Shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of such termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, the Trust may, at its option, redeem the Shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination. If termination by the Company occurs in connection with a substitution of securities, as provided for in Section 26(c) of the 1940 Act or other applicable law, advance written notice to the Trust and the Underwriter shall be no later than 10 days prior to the proposed substitution of securities.

6.3.   Termination by the Trust or the Underwriter.

(a)

This Agreement may be terminated immediately by the Trust or the Underwriter upon written notice to the Company if the Company materially breaches any of the representations and warranties made in this Agreement or the Company is materially in default in the performance of any of its duties or obligations under this Agreement, receives a written notice thereof and fails to remedy such default or breach to the Trust’s and the Underwriter’s reasonable satisfaction within 30 days after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at the Trust’s option, a redemption of the Shares held by the Accounts, provided that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time the Trust will cooperate reasonably with the Company in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

(b)

This Agreement may be terminated immediately by the Trust or the Underwriter upon written notice to the Company if, with respect to the representations and warranties made in sections 3.1(b), 3.1(d) and 3.1(f) of this Agreement: (i) the Company informs the Trust or the Underwriter that any of such representations and warranties may no longer be true or might not be true in the future; or (ii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Shares held by the Accounts on the effective date of termination of this Agreement.

(c)

This Agreement may be terminated by the Board, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement, which includes a violation of laws, or upon its determination to completely liquidate a Portfolio.

Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the shares held by the Accounts on the effective date of termination of this Agreement.

6.4.   Termination by the Company.

(a)

This Agreement may be terminated immediately by the Company upon written notice to the Trust and the Underwriter if the Trust or the Underwriter materially breaches any of the representations and warranties made in this Agreement or the Trust or the Underwriter is materially in default in the performance of any of its duties or obligations under this Agreement, receives a written notice thereof and fails to remedy such default or breach to the Company’s reasonable satisfaction within 30 days after such notice.

(b)

This Agreement may be terminated immediately by the Company upon written notice to the Trust and the Underwriter if, with respect to the representations and warranties made in sections 3.2(b), 3.2(c), 3.2(f) and 3.2(g) of this Agreement: (i) the Trust informs the Company that any of such representations and warranties may no longer be true or might not be true in the future; or (ii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement.

(c)

If this Agreement is terminated in accordance with this Section 6.4, the Trust may, at its option, continue to make available additional Shares of any Portfolio and redeem Shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of such termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, the Trust may, at its option, redeem the Shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination.

6.5.   Termination Upon Assignment. This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Shares held by the Accounts on the effective date of termination of this Agreement.

6.6.   Survival. The provisions of Articles III (Representations and Warranties) and IV (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as Shares of the Trust are held on behalf of Contract owners, except that the Trust and the Underwriter shall have no further obligation to sell Shares with respect to Contracts issued after termination.

6.7.   Prohibition on Redemption of Shares. The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company’s assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act or other applicable law permitting substitution of securities. Upon request, the Company shall promptly furnish to the Trust and the Underwriter the opinion of the Company’s counsel (which counsel shall be reasonably satisfactory to the Trust and the Underwriter) to the effect that any redemption pursuant to clause (ii) of this Section 6.7 is a Legally Required Redemption. Furthermore, the Company shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving the Trust and the Underwriter thirty (30) days advance written notice of the Company’s intention to do so.

ARTICLE VII

Miscellaneous

7.1.   Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

7.2.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.

7.3.   Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

7.4.   Interpretation. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and SEC and SEC staff guidance relating thereto, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. The Trust shall promptly forward copies of any such orders to the Company.

7.5.   Assets and Liabilities of the Trust.

(a)

The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

(b)

The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

7.6.   Cooperation. Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators), and shall permit such authorities reasonable access to its books and records, in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

7.7.   Confidential Information. Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential (“Confidential Information”). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, FINRA, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.

7.8.   Comitative Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

7.9.   No Exclusivity. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

7.10.   No Assignment. Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

7.11.   Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties. Notwithstanding the foregoing, Schedule B may be separately amended as provided therein and, as so amended shall be a part of this Agreement.

7.12.   Nonpublic Personal Information. Each party to this Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement.

The Trust:	SUNAMERICA SERIES TRUST

By: /s/ Kathleen D. Fuentes Name: Kathleen D. Fuentes Title: Vice President, Secretary & Chief Legal Officer

The Underwriter:	COREBRIDGE CAPITAL SERVICES, INC.

By: /s/ Christina M. Nasta Name: Christina M. Nasta Title: President

The Company:	NASSAU LIFE INSURANCE COMPANY

By: /s/ Susan A. Zophy Name: Susan A. Zophy Title: Chief Service Officer

Schedule A

Accounts of the Company

Name of Account	SEC Registration Yes/No

Nassau Life Variable Universal Life Account	Yes

A

Schedule B

Contracts of the Company

Anchor ICAP

Anchor RSVP

B